                              EMPLOYMENT AGREEMENT

This Employment Agreement between Industri-Matematik Datsystem AB, organization number 556246-8040, ("The Company") and Per-Olof Ekholtz, personal ID number 471026-2439, Odalgrand 8, SE 510 54, BRAMHULT, Sweden, ("POEZ") is made and entered into on this date as follows:

1.  Position and Responsibilities

1.1 The Company hereby employs POEZ as vice president effective as of May 1, 1989 for an unspecified term.

1.2 POEZ is responsible as vice president of The Company, while adhering to the laws of incorporation, The Company's bylaws, and the directions and instructions of the Board of Directors, for leading, managing , and developing the business of The Company.

1.3 POEZ shall apply his full efforts to The Company and pledges that, while employed by The Company, he will not undertake other employment or assignments outside of The Company or otherwise engage in other business activities without first obtaining the concurrence of The Company. Board-of-Directors work (on free time) for ConNova Invest AB and Hamn & Terminaldata AB [is approved].

2.  Salary

2.1 A fixed salary of SEK 36,000 per month will be paid. The stated salary applies until further notice and will be adjusted annually by agreement between the parties. Special compensation for overtime work will not be paid.

2.2 POEZ shall be entitled to an profit-based bonus according to attachment 1.

3.  Other Benefits

3.1 The Company shall provide a company car for POEZ's business and private use in the price range of SEK 180,000 including VAT. The Company shall be responsible for all operating costs for the car.

3.2 In the event of illness, POEZ is entitled to compensation from The Company according to the standard rates which apply for salaried employees of The Company

3.3 POEZ is entitled to 35 vacation days per year.

3.4 With respect to business travel, POEZ shall receive reimbursement of travel expenses, by his own choice, either in accordance with The Company's applicable per diem rates or by reimbursement of actual expenses within reason.

3.5 Further, POEZ shall receive compensation for his expenses for representation on The Company's behalf, it being the prerogative, however, of the Board of Directors to judge the degree to which the representation outlays are considered reasonable.

4.  Pension

    The current in-force pension insurance policy shall remain in effect.

5.  Confidentiality and Non-competition


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5.1 POEZ pledges that while employed at The Company as well as after termination of employment he will keep in confidence and not disclose to third parties any information concerning The Company's business activities or dealings and financial condition. POEZ shall immediately upon termination of employment leave with The Company all documentation and personal notes belonging to The Company or concerning The Company's business activities which POEZ has obtained in his position as vice president.

5.2 POEZ pledges that while employed at The Company and for a period of twelve
    (12) months after termination of employment he will not undertake work or directly or indirectly engage in any activity which competes with The Company's business activities.

6.  Termination of Employment

6.1 Employment may be terminated by either party on the giving of twelve (12) months prior notice.

6.2 With notice of termination given by either party, POEZ, if The Company so requires, shall immediately leave his position as [vice] president of The Company. If POEZ is not required to remain at the disposal of The Company during the notice period, he is entitled, except as noted in paragraph 6.3 below, during the entire notice period to receive his full salary and other benefits to the extent to which he was entitled at the time notice of termination was given.

6.3 If POEZ grossly neglects to perform his duties and responsibilities as required under this Agreement, The Company shall be entitled to immediately terminate his employment without observing the notice period.

6.4 Any dispute which may arise out of or in connection with the implementation, interpretation, or application of this Agreement shall be settled in accordance with applicable law in the Swedish courts.

This Employment Agreement has been executed in two copies, of which the Parties have received one copy each.

Place:   Stockholm                          Place: Stockholm

Date:    January 10, 1991                   Date: January 10, 1991


INDUSTRI-MATEMATIK DATASYSTEM AB

-------------------------                   ----------------------
Lars Persson                                Per-Olof Ekholtz

BONUS

The bonus is a profit-based salary component which is figured on bonus-related income for Industri-Matematik Datasystem AB (IMDS) for each financial reporting year.

The bonus-related income for IMDS is defined as income before appropriations and taxes as reported in the income statement.

The bonus will be paid out on the condition that at least 75% of the target income is reached in Industri-Matematik Datasystem. The term income is understood here to mean reported income before appropriations and taxes.

The bonus to be paid is 1.0 % of the bonus-related income for IMDS. The Bonus will be paid out after the issuance of the year-end financial statements.

Stockholm;  January  10, 1991

INDUSTRI-MATEMATIK DATASYSTEM AB

-------------------------                   ----------------------
Lars Persson                                Per-Olof Ekholtz

To:        Per-Olof Ekholtz

From:      Stig Durlow

Copies:    Salary Office
           Per Ljungberg

Stockholm; August 25, 1997

AGREEMENT

This hereby confirms our agreement that effective from May 1, 1997 you will receive a monthly salary of SEK 57,000.

Sincerely,

INDUSTRI-MATEMATIK DATASYSTEM AB

--------------------------
Stig Durlow, CEO

--------------------------------------------------------------------------------
                                 Bonus Plan FY98

                                Per-Olof Ekholtz

This document describes your bonus plan for FY98 (970501-980430)

The variable portion of your salary (the bonus) includes two components: (1) one which is tied to the company's total revenue, and (2) one which is tied to the company's pre-tax income, as defined below. In both cases, the reference is to the business activities of Industri-Matematik International Corp. (IMIC). Each of the targets are based on the information set forth in attachment 1.

The total payable bonus can vary from SEK 0 to SEK 300,000 with the target bonus set at SEK 150,000. The target bonus of SEK 150,000 is realized when the total revenue and pre-tax income targets are reached. (The total revenue target for IMIC is defined as US $ 85,000,000 and the pre-tax income target as US $ 14,050,000.)

The maximum bonus payable is SEK 300,000.

7. The bonus relating to total revenue is paid as follows:


   Total revenue (USD)                         Bonus (SEK)
      74,375,000                                    0
      85,000,000                                 75,000
      95,625,000                                150,000


The maximum bonus payable for this component is SEK 150,000.

8. The bonus relating to pre-tax income is paid as follows:


   Pre-tax income (USD)                        Bonus (SEK)
     10,537,000                                     0
     14,050,000                                  75,000
     17,562,000                                 150,000


The maximum bonus payable for this component is SEK 150,000.

Other terms and conditions:

- If Per-Olof Ekholtz terminates employment during the budget year, no bonus is payable.

-   Vacation compensation is not accrued on bonus payments

- Should the company's budget be changed, especially as a result of a business acquisition or divestiture, then the calculations contained herein shall be changed in the corresponding month for that period for which the change applies.

- The bonus will be paid out after the company's annual financial statements have been audited and approved.

For Industri-Matematik International Corp.

------------------------------------------                  970918
Stig Durlow                                                 Date

The above bonus plan is hereby accepted and agreed to:

------------------------------------------                  970903
Per-Olof Ekholtz                                            Date